UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2013

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3
San Francisco, CA 94111
(Address and zip code of principal executive offices)

(415) 283-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Grand Purchase and Sale Agreement

On December 20, 2013, a direct wholly-owned subsidiary of Pattern Energy Group Inc. (“Pattern Energy”), Pattern Canada Operations Holdings ULC, a Nova Scotia unlimited liability company (“PCOH”), entered into a Purchase and Sale Agreement (the “Grand PSA”) with Pattern Energy Group LP, a Delaware limited partnership and the controlling affiliate of Pattern Energy (“Pattern Development”).  The transactions contemplated in the Grand PSA were consummated on December 20, 2013.  Pursuant to the Grand PSA, PCOH purchased from Pattern Development a 45% equity interest in Grand Renewable Wind LP, the project company for the 149 MW Grand wind project located in Haldimand County, Ontario, for a consideration of US$79.5 million plus a deferred contingent payment of up to CAD$4,950,000.  Simultaneous with the execution of the Grand PSA, PCOH and other subsidiaries of Pattern Energy entered into certain other agreements relating to the Grand wind project.

The Grand PSA includes customary representations by PCOH and Pattern Development, including as to due authorization, non-contravention, governmental consents and approvals, enforceability, ownership and title, tax matters and no litigation or adverse claims and with respect to the underlying wind project. The Grand PSA provides for customary indemnification by Pattern Development and PCOH, as applicable, for breaches of representations or covenants, which indemnification is subject to customary limitations, including, among other things, a cap and time limits.

Panhandle 2 Purchase and Sale Agreement

Also on December 20, 2013, Pattern Energy, entered into a Purchase and Sale Agreement (the “PH2 PSA”) with Panhandle B Holdco 2 LLC, a Delaware limited liability company and controlled affiliate of Pattern Development (“PH2 Seller”), and Pattern Development, as guarantor of PH2 Seller’s obligations under the PH2 PSA.  Upon the terms and subject to the conditions set forth in the PH2 PSA, a subsidiary of Pattern Energy will purchase at the closing (the “PH2 Closing”) from PH2 Seller 100% of the membership interests in Panhandle B Member 2 LLC, a Delaware limited liability company, which holds 100% in the equity interests in Panhandle Wind Holdings 2 LLC, a Delaware limited liability company (“Panhandle Holdco”), which in turn indirectly owns 100% of the membership interests in Pattern Panhandle Wind 2 LLC, a Delaware limited liability company and the project company for the approximately 181.7 MW Panhandle 2 wind project located in Carson County, Texas (the “PH2 Project Company”), for a consideration of approximately US$122.9 million, subject to certain adjustments.  Simultaneous with the execution of the Panhandle PSA, Pattern Energy and certain of its subsidiaries entered into certain other agreements relating to the Panhandle 2 wind project.

Immediately after the PH2 Closing, the membership interests in Panhandle Holdco will, pursuant to agreements separate from the PH2 PSA, be restructured into Class A and Class B membership interests.  Following the restructuring and capital contributions to be made by certain tax equity investors (the “Tax Equity Investors”), (1) Panhandle B Member 2 LLC will hold 100% of the Class B membership interests in Panhandle Holdco and (2) the Tax Equity Investors will hold 100% of the Class A membership interests in Panhandle Holdco.

Pattern Energy’s and PH2 Seller’s obligations to consummate the transactions contemplated by the PH2 PSA are subject to the satisfaction or waiver of various customary conditions, including, among others, (1) no violation of governmental rules, and no order of any court or administrative agency being in effect which restrains or prohibits the transactions contemplated by the PH2 PSA, (2) subject to certain exceptions, the accuracy of the representations of the other party set forth in the PH2 PSA, (3) in the case of Pattern Energy, the satisfaction or waiver (with the consent of Pattern Energy) of certain conditions precedent to the obligations of the Tax Equity Investors under the related tax equity investment documentation, (4) certain purchase price adjustments not exceeding certain amounts, and (5) confirmation by the Tax Equity Investors that they are ready, willing and able to fund the capital contributions referred to above.

The PH2 PSA provides for certain limited rights to terminate the PH2 PSA, including if the transactions contemplated by the PH2 PSA have not been consummated by June 30, 2015.

The PH2 PSA includes customary representations by Pattern Energy and PH2 Seller, including as to due authorization, non-contravention, governmental consents and approvals, enforceability, ownership and title and no litigation or adverse claims, tax matters and with respect to the underlying wind project. The PH2 PSA provides for customary indemnification by Pattern Energy and PH2 Seller, as applicable, for breaches of representations or covenants, which indemnification is subject to customary limitations including, among other things, a cap and time limits.

The PH2 PSA and the Grand PSA were each approved by the Conflicts Committee of Pattern Energy’s Board of Directors, which is comprised solely of independent directors.

Panhandle 2 Management, Operation and Maintenance Agreement and Project Administration Agreement

In connection with the execution of the PH2 PSA, on December 20, 2013, the PH2 Project Company, a controlled affiliate of Pattern Development, entered into a Management, Operation and Maintenance Agreement (the “PH2 MOMA”) and a Project Administration Agreement (the “PH2 PAA”) with Pattern Operators LP, a Delaware limited partnership and subsidiary of Pattern Energy (“Pattern Operators”), pursuant to which Pattern Operators will provide certain services to, and receive certain payments from, the PH2 Project Company in connection with the Panhandle 2 wind project.  Pattern Operators expects to receive approximately $225,000 for services provided pursuant to the PH2 MOMA during the period commencing on the execution of the PH2 PSA and ending on the date of the PH2 Closing, at which point PH2 Project Company will become an indirect subsidiary of Pattern Energy.  Pattern Operators does not expect to provide services to PH2 Project Company under the PAA until the date of the PH2 Closing.  Any services provided under the PAA prior to such time would be at the request of, and subject to fee negotiations with, the administrator for the Panhandle 2 wind project construction loan.

The foregoing descriptions of the Grand PH2 PSA, PH2 PSA, PH2 MOMA and PH2 PAA do not purport to be complete descriptions and are qualified in their entirety by reference to the full texts of the Grand PH2 PSA, PH2 PSA, PH2 MOMA and PH2 PAA, as the case may be, which are attached hereto as Exhibits 2.1, 2.2, 2.3 and 2.4, respectively, and are incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On December 24, 2013, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Purchase and Sale Agreement, dated as of December 20, 2013, by and between Pattern Canada Operations Holdings ULC and Pattern Energy Group LP (Grand PSA)
2.2	Purchase and Sale Agreement, dated as of December 20, 2013, by and among Pattern Energy Group Inc., Panhandle B Holdco 2 LLC and Pattern Energy Group LP (PH2 PSA) (1)
2.3	Management, Operation and Maintenance Agreement, dated as of December 20, 2013, by and between Pattern Panhandle Wind 2 LLC and Pattern Operators LP (PH2 MOMA) (1)
2.4	Project Administration Agreement, dated as of December 20, 2013, by and between Pattern Panhandle Wind 2 LLC and Pattern Operators LP (PH2 PAA) (1)
99.1	Press Release issued by Pattern Energy Group Inc. dated December 24, 2013.
——————
(1)	Pursuant to a request for confidential treatment filed with the SEC, certain information has been omitted from this filing and filed separately with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 24, 2013

PATTERN ENERGY GROUP INC.
By:	/s/ Dyann Blaine
	Name:	Dyann Blaine
	Title:	Vice President